Exhibit 10.24

SBTech (Global) Limited

2011 Global Share Option Plan

As assumed by DraftKings Inc.

This plan, as amended from time to time, shall be known as the 2011 Global Share Option Plan (the “Plan”), which was adopted by SBTech (Global) Limited on July 11, 2011 and assumed by DraftKings, Inc. on April 23, 2020 (the “Assumption Date”).

1.	PURPOSE OF THE PLAN

The Plan is intended to provide an incentive to retain, in the employment or engagement of the Company (as defined below) and its Affiliated Company persons of training, experience and ability; to attract new employees, directors, consultants and service providers; to encourage the sense of proprietorship of such persons; and to stimulate the active interest of such persons in the development and financial success of the Company by providing them with opportunities to purchase shares of Class A Common Stock in the Company.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including the Option Agreement and its appendixes), the following definitions shall apply:

2.1.	“Affiliated Company” of a person means any person or entity that is controlling, controlled by, or under common control with, such person.

2.2.	“Board” means the Board of Directors of the Company.

2.3.	“Cause” means (i) conviction of any felony involving moral turpitude or affecting the Company or its Affiliated Companies; (ii) any refusal to carry out a reasonable directive of the Company’s Chief Executive Officer, Board or the Optionee’s direct supervisor, which involves the business of the Company or its Affiliated Companies and was capable of being lawfully performed; (iii) embezzlement of funds of the Company or its Affiliated Companies; (iv) any breach of the Optionee’s fiduciary duties or duties of care of the Company or its Affiliated Companies; including without limitation disclosure of confidential information of the Company or its Affiliated Companies; (v) any conduct (other than conduct in good faith) reasonably determined by the Board to be materially detrimental to the Company or its Affiliated Companies; (vi) termination of employment initiated by the Optionee (resignation); or (vii) any other behavior defined as “Cause” “justifiable cause” or the like in the respective Optionee’s employment, consulting or service agreement with the Company or an Affiliated Company, as applicable; all unless otherwise determined in the Option agreement.

2.4.	“Committee” means a compensation committee of the Board which is empowered by the Board to administer this Plan, as may be designated from time to time by the resolution of the Board.

2.5.	“Company” means DraftKings, Inc., a Nevada corporation.

2.6.	“Date of Grant” means the date of grant of an Option, as determined by the Board or authorized Committee as set forth in the Option Agreement and in any event not earlier than the first date on which the Company is permitted to effect Option grants under this Plan.

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2.7.	“Disability” means Optionee’s inability to perform the Optionee’s duties towards the Company or any of its Affiliated Companies, for a consecutive period of at least 180 days, by reason of any medically determinable physical or mental impairment.

2.8.	“Employee” means a person who is employed by the Company or any Affiliated Company.

2.9.	“Exercise Period” means, with respect to an Option, and Vesting Dates, a period in which an Option shall be exercisable. The Exercise Period will begin on the applicable vesting date, as specified in the Option Agreement, and will end not later than the Expiration date.

2.10.	“Expiration date” means the date upon which an Option shall expire, as set forth in Section 8.3 of the Plan.

2.11.	“Fair Market Value” means as of any date, the value of a Share determined as follows:

(i)	If the Shares are listed on any established stock exchange or a national market system, the Fair Market Value shall be the last reported sale price for such Shares (or the highest closing bid, if no sales were reported), as quoted on such exchange or system for the last market trading day prior to time of determination, as reported in the Wall Street Journal, or such other source as the Board deems reliable;

(ii)	If the Shares are regularly quoted by one or more recognized securities dealers, but selling prices are not reported, the Fair Market Value shall be the mean between the highest bid and lowest asked prices for the Shares on the last market trading day prior to the day of determination; or

(iii)	In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board;

2.12.	“Option” means an option to purchase one or more Shares of the Company pursuant to this Plan.

2.13.	“Optionee” means a person who receives or holds an Option under the Plan.

2.14.	“Option Agreement” means the option agreement entered into between the Company and an Optionee that evidences and sets out the terms and conditions of an Option.

2.15.	“Plan” means this 2011 Global Share Option Plan.

2.16.	“Purchase Price” means the price for each Share subject to an Option.

2.17.	“Service Provider” means a director, consultant, advisor or contractor of the Company or any Affiliated Company, and any other Optionee who is employed by any advisor, consultant or contractor of the Company.

2.18.	“Share” means shares of the Company’s Class A common stock, par value $0.0001 per share.

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2.19.	“Successor Company” means any entity into which the Company is merged to or by which the Company is acquired.

2.20.	“Transaction” means one or more of the following events:

(i)	merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, as a result of which the stockholders of the Company prior to such event do not own, by virtue of their stockholding in the Company prior to such event, a majority of the voting power of the surviving entity in the same relative proportions; or

(ii)	a sale of all or substantially all of the assets or stock of the Company to another entity (on a consolidated basis with its subsidiaries) or a transfer, in one transaction or a series of related transactions of more than 50% of the Company’s stock, other than to a wholly owned subsidiary of the Company or for a change of domicile.

Notwithstanding the aforesaid, the Board may determine that a transaction that falls within the aforesaid definition will not be considered a Transaction for purpose of the Plan and any Option granted hereunder, as well as may be determined by the Board that any other event will be considered a Transaction. For the avoidance of doubt “Transaction” does not include:

(i)	the Company being voluntarily liquidated or dissolved;

(ii)	any other event not specified above as Transaction.

2.21.	“US$” means United States of America dollar.

2.22.	“Vested Option” means a portion of an Option which has already been vested and exercisable according to its Vesting Dates or otherwise.

2.23.	“Vesting Dates” means, with respect to an Option, as determined by the Board, the date(s) and/or event(s) as of which the Optionee shall be entitled to exercise such Options or part of the Options into Shares, as set forth in Section 9 of the Plan.

3.	ADMINISTRATION OF THE PLAN

3.1	The Board shall have the power and authority in its sole discretion to administer the Plan and to exercise all the powers and authorities specifically granted to it under this Plan as necessary and advisable in the administration of this Plan. To the extent permitted under the provisions of this Plan and any applicable law, the Board may delegate its powers under the Plan, or any part thereof, to the Committee, in which case, any reference to the Board in the Plan with respect to the rights so delegated shall be construed as reference to the Committee. Notwithstanding the foregoing, the Board shall automatically have residual authority (i) if no Committee shall be constituted, (ii) with respect to rights not delegated by the Board to the Committee, or (iii) if such Committee shall cease to operate for any reason whatsoever.

3.2	The Committee shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

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3.3	The Board shall have full power and authority: (i) to designate Optionees to whom Options may from time to time be granted under this Plan; (ii) to determine the terms and provisions of respective Option Agreements (which need not be identical) including, but not limited to, the number of Shares to be covered by each Option, provisions concerning the time or times when and the extent to which the Options may be exercised, the Purchase Price and the nature and duration of restrictions as to transferability or restrictions constituting substantial risk of forfeiture; (iii) to accelerate the right of an Optionee to exercise, in whole or in part, any previously granted Option; (iv) to interpret the provisions and supervise the administration of the Plan; (v) to determine the Fair Market Value of the Shares; (vi) to designate the type of Options to be granted to an Optionee; (vii) to prescribe, amend and rescind the rules and regulations relating to the Plan and to determine any other matter which is necessary or desirable for, or incidental to, the administration of the Plan; (viii) to determine the effects upon the vesting, termination or expiration of any Option in the case of: (a) any Optionee who is employed by an entity that ceases to be an Affiliated Company of the Company (whether due to a spin-off or otherwise), (b) any transfer of an Optionee between locations of employment with the Company or an Affiliated Company, (c) any leave of absence of an Optionee, (d) any change in an Optionee’s status from an Employee to non-Employee, or vice versa, (e) any increase or decrease in the scope of engagement of an Optionee; and (f) any Optionee who ceases his/her engagement with the Company or an Affiliated Company but becomes engaged by a partnership, joint venture, corporation or other entity which is not an Affiliated Company; and (ix) to take all other actions and make all other determinations necessary or desirable for or incidental to the administration of this Plan.

3.4	The Board may at any time amend, suspend or modify the terms of an Option granted hereunder, provided, however, that no amendment, modification or suspension shall materially derogate from the rights of any Optionee, unless mutually agreed otherwise by the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. In addition, without shareholder approval, except as otherwise permitted under Section 7 of the Plan, (i) no amendment or modification may reduce the Purchase Price of any Option, (ii) the Board may not cancel any outstanding Option where the Fair Market Value of the Common Shares underlying such Option is less than its Purchase Price and replace it with a new Option, another equity award or cash and (iii) the Board may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted[1].

3.5	Any decision or action taken or to be taken by the Board, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Optionees and any person claiming under or through any Optionee. Without derogating from the foregoing, the Board may take any action or decision with respect to a specific Optionee, and such decision or action shall not affect the remaining Optionees.

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3.6	The interpretation and construction by the Board of any provision of the Plan or of any Option Agreement thereunder shall be final and conclusive unless otherwise determined by the Board.

3.7	Subject to the Company’s corporate documents and the Company’s decision, and to all approvals legally required, no member of the Board or the Committee shall be personally liable to any Optionee as a result of any decision made and/or action taken in good faith with respect to the Plan or its execution or any Option granted hereunder and each such member shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of stockholders or disinterested directors, insurance policy or otherwise.

4.	DESIGNATION OF PARTICIPANTS

4.1	The persons and entities eligible for participation in the Plan as optionees shall include Employees and/or Service Providers of the Company or of any Affiliated Company thereof. The grant of an Option hereunder shall neither entitle the Optionee to participate nor disqualify him or her from participating in, any other grant of Options pursuant to the Plan or any other option or equity incentive plan of the Company or any of its Affiliated Companies.

5.	SHARES RESERVED FOR THE PLAN; RESTRICTIONS THEREON

5.1	The number of authorized but unissued Shares reserved for the purposes of the Plan shall be 5,636,082 Shares (the “Pool”), subject to adjustment as set forth in Section 7 below. Any Shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan. Should any Option for any reason expire or be canceled prior to its exercise in full, the Share or Shares subject to such Option may again be subjected to another Option under the Plan or under future plans.

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6.	PURCHASE PRICE

6.1	The Purchase Price of each Share subject to an Option shall be determined by the Board in its sole and absolute discretion in accordance with applicable law, or by the Committee subject to any guidelines as may be determined by the Board from time to time, and, with respect to Options granted following the Assumption Date, may not be less than the Fair Market Value of a Share on the Date of Grant. Each Option Agreement will contain the Purchase Price determined for each Optionee.

6.2	The Purchase Price shall be payable (i) in cash, check, cash equivalent and/or Shares valued at the fair market value at the time the Option is exercised (including, pursuant to procedures approved by the Board, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such shares to the Company); provided that such Shares are not subject to any pledge or other security interest and; (ii) by such other method as the Board may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Purchase Price or (B) if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Purchase Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Shares for which the Option was exercised that number of Shares having a fair market value equal to the aggregate Purchase Price for the Shares for which the Option was exercised.

6.3	The Purchase Price shall be denominated in the currency of the primary economic environment of, either the Company or the Optionee (that is the functional currency of the Company or the currency in which the Optionee is paid) as determined by the Company.

7.	ADJUSTMENTS

Upon the occurrence of any of the following described events, Optionee’s rights to purchase Shares under the Plan shall be adjusted as hereafter provided:

7.1.	In the event of a Transaction, the Board may, with respect of the then outstanding Options, assume or substitute the Options as follows: (a) the Shares underlying unexercised Options then outstanding under the Plan shall be substituted for an appropriate number of shares of each class of shares or other securities of the Successor Company (or a parent or subsidiary of the Successor Company) determined based on the number of shares or other securities as were distributed to the stockholders of the Company in connection and with respect to the Transaction and (b) appropriate adjustments shall be made to the Purchase Price so as to reflect such action and all other terms and conditions of the Option Agreements shall remain unchanged, including but not limited to the Vesting Dates, all subject to the determination of the Board, which determination shall be in its sole discretion and final. The Company shall notify the Optionee of the Transaction in such form and method as it deems applicable. In the absence of an assumption or substitution of an unexercised Option as described above, and unless otherwise decided by the Board, such Option shall terminate immediately prior to the consummation of a Transaction.

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7.2.	For the purposes of Section 7.1 above, an Option shall be considered assumed or substituted if, following the Transaction, the Option shall confer the right, subject to such Option’s original Vesting Dates, to purchase or receive, for each Share underlying such Option immediately prior to the Transaction, the consideration (whether shares, options, cash, or other securities or property) received in the Transaction by the holders of the same class of shares for each Share held on the effective date of the Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Transaction is not solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary, the Board may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option to be solely shares of common stock (or their equivalent) of the Successor Company or its parent or subsidiary equal in Fair Market Value to the per Share consideration received by holders of a majority of the outstanding shares in the Transaction; and provided further that the Board may determine, in its discretion, that in lieu of such assumption or substitution of Options for options of the Successor Company or its parent or subsidiary or of the acceleration of unvested Options, such Options will be substituted for any other type of asset or property including cash which is fair under the circumstances.

7.3.	If all outstanding Shares shall at any time be changed or exchanged by declaration of a share dividend (bonus shares), Share split or reverse Share split, combination or exchange of shares, recapitalization, or any other like event by or of the Company, and as often as the same shall occur, then the Board shall appropriately and equitably adjust the number, class and kind of the Shares subject to the Plan or subject to any Options theretofore granted, and the Purchase Prices, so as to maintain the proportionate number of Shares without changing the aggregate Purchase Price; provided, however, that no adjustment shall be made by reason of the distribution of subscription rights (rights offering) on outstanding Shares. Upon the happening of any of the foregoing, the class and aggregate number of Shares issuable pursuant to the Plan (as set forth in Section 5 hereof), in respect of which Options have not yet been exercised, shall be appropriately adjusted (all as determined by the Board whose determination shall be final).

7.4.	The Company may grant Options under this Plan in substitution for options held by employees or service providers of another corporation who become Employees or Service Providers of the Company, or an Affiliated Company, as the result of a merger, acquisition or consolidation of the employing corporation with the Company or an Affiliated Company, or as a result of the acquisition by the Company, or an Affiliated Company, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

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7.5.	The Optionee acknowledges that Optionee’s rights to exercise the Options or sell the Shares may be subject to certain limitations (including a lock-up period), as may be applicable under law or as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations as a condition to the issuance of Shares upon due exercise of Options hereunder.

8.	TERM AND EXERCISE OF OPTIONS

8.1	Each Option granted pursuant to the Plan, shall be evidenced by a written Option Agreement between the Company and the Optionee, in such form as the Board shall from time to time approve. Each Option Agreement shall state, inter alia, the number of Shares to which the Option relates, the type of Option granted thereunder, the Vesting Dates, the Purchase Price per Share, the Expiration Date and such other terms and conditions as the Board in its discretion may prescribe, provided in all cases that they are not in conflict with this Plan. The Option Agreement shall be delivered to the Optionee and executed by the Company and the Optionee and shall incorporate the terms of this Plan by reference and specify the terms and conditions thereof and any rules applicable thereto. Option Agreements may differ among recipients and grants.

8.2	Vested Options shall be exercised by the Optionee by giving written notice thereof (“Exercise Notice”) to the Company or to any third party designated by the Company (the “Representative”), in such form and method as may be determined by the Company, which exercise shall be effective upon receipt of such Exercise Notice by the Company and/or the Representative and the payment of the Purchase Price for the number of Shares with respect to which the option is being exercised, at the Company’s or the Representative’s principal office or any other place the Company shall designate. The Exercise Notice shall specify the number of Shares with respect to which the Option is being exercised. The Company may require as a condition to the exercise of an Option that the Optionee pay or otherwise make arrangements to the Company’s satisfaction, for the payment of the tax and other obligatory payments applicable to him or her (including all sums payable arising out of or in connection with the Company’s obligation to deduct tax and other obligatory payments at source) pursuant to applicable law and the provisions of the Plan.

8.3	Unexercised Options shall terminate forthwith upon the earlier of: (i) ten (10) years from the Date of Grant or such earlier termination date set forth in an Option Agreement; (ii) the expiration of any extended period in any of the events set forth in Section 8.6 below; or (iii) the effective date of a Transaction, to the extent not assumed or substituted, as set forth in Section 7.1.

8.4	The Options may be exercised by the Optionee in whole at any time or in part from time to time, to the extent that the Options have become vested and exercisable, during the Exercise Period, and prior to the Expiration Date, and provided that, subject to the provisions of Section 8.6 below, the Optionee is an Employee or a Service Provider at all times during the period beginning at the grant of the Option and ending upon the date of exercise.

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8.5	Subject to the provisions of Section 8.6 below, in the event of a termination of Optionee’s employment or service with the Company or its Affiliated Companies, all Options granted to such Optionee shall immediately expire and the Shares underlying such Options shall revert to the Pool immediately upon the actual date of termination of relationship. Unless otherwise approved by the Board, a notice of termination of employment or services shall be deemed to constitute termination of employment or services. For the avoidance of doubt, employment or service shall not be deemed to be terminated because an Optionee is transferred from the Company or an Affiliated Company to another Affiliated Company or from any Affiliated Company to the Company.

8.6	Notwithstanding the termination of an Option in accordance with Section 8.5 above, and notwithstanding the provisions of Section 8.4 above, and unless otherwise determined in the Optionee’s Option Agreement, an Option may be exercised during an additional period of time beyond the date of the termination of Optionee’s employment or service with the Company or its Affiliated Companies as set forth below (or, if earlier, until the end of the Expiration Date of such Options), but only with respect to the number of Vested Options at the time of such termination according to the Vesting Dates and provided that the Exercise Period has begun, if:

8.6.1	Termination is without Cause, in which event the Vested Options still in force and unexpired may be exercised within a period of one (1) month after the date of such termination; or

8.6.2	Termination due to death; or arriving to the age of retirement by law if applicable; or Disability of the Optionee, in which event the Optionee or his inheritors may give an Exercise Notice for the Vested Options still in force and unexpired, within a period of one (1) month after the date of such termination; or

8.6.3	The Board authorizes an extension of the term of all or part of the Vested Options beyond the date of such termination for a period not to exceed the period during which the Options by their terms would otherwise have been exercisable; for the avoidance of doubt, such extension shall be at the Board’s sole and exclusive discretion.

If the exercise of an Option following the termination of Optionee’s employment or service with the Company or its Affiliated Companies would be prohibited at any time solely because the issuance of Shares would violate requirements of any applicable law or the rules of the applicable stock exchange, including for the avoidance of doubt due to the absence of filings with the Securities and Exchange Commission required in order to register the Company’s Shares, then the period of time during which the Option shall remain exercisable in accordance with this Section 8.6, if any, shall be tolled during the period of such prohibition (but not beyond the end of the Expiration Date of such Options).

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For avoidance of any doubt, if termination of employment or service is for Cause, any outstanding unexercised Option will immediately expire and terminate upon notice of such termination and the Shares underlying such Options shall revert to the Pool immediately upon the actual date of termination of relationship, and the Optionee shall not have any right in respect of such outstanding Options.

8.7	For the avoidance of doubt, Optionees shall not have any of the rights or privileges of stockholders of the Company, in respect of any Shares purchasable upon the exercise of an Option, nor shall they be deemed to be a class of stockholders or creditors of the Company for the purpose of all applicable law, until registration of the Optionee as holder of such Shares in the Company’s register of stockholders upon exercise of the Option in accordance with the provisions of this Plan.

8.8	Any form of Option Agreement authorized by this Plan may contain such other provisions, not inconsistent with the Plan, as the Board may, from time to time, deem advisable.

8.9	The inability of the Company to obtain authority from any regulatory body, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

8.10	Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with applicable laws.

9.	VESTING AND EXERCISABILITY OF OPTIONS

9.1.	Subject to the provisions of this Plan, each Option shall vest and become exercisable at the Vesting Dates set forth in the Option Agreement for the number of Shares as shall be provided in the Option Agreement. However, no Option may be exercised after the Expiration Date.

9.2.	An Option may be subject to such other terms and conditions, not inconsistent with the Plan, on the time or times when it may be exercised as the Board may deem appropriate. The vesting provisions of individual Options may vary.

10.	DIVIDENDS

With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise of Options purchased by the Optionee and held by the Optionee or by a trustee, as the case may be, the Optionee shall be entitled to receive dividends with respect to such Shares, subject to the provisions of the Company’s corporate documents, as amended from time to time and subject to any applicable taxation on distribution of dividends.

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11.	RESTRICTIONS ON ASSIGNABILITY AND SALE OF OPTIONS

No Option or any right with respect thereto, purchasable hereunder, whether fully paid or not, shall be assignable, transferable, or given as collateral nor any right with respect thereto may be given to any third party whatsoever, other than by will or by the laws of descent and distribution or as specifically otherwise allowed under this Plan and during the lifetime of the Optionee, each and all of such Optionee’s rights to purchase Shares hereunder shall be exercisable only by the Optionee. Any action made in contradiction to the aforementioned, made directly or indirectly, for an immediate validation or for a future one, shall be null and void.

12.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan became effective on July 20, 2011 and shall terminate on July 20, 2021 (the “Termination Date”), unless terminated earlier by the Board. The termination of this Plan shall not affect Options granted prior to such termination.

The Company shall obtain the approval of the Company’s stockholders for the adoption of this Plan or for any amendment to this Plan, if stockholders’ approval is necessary to comply with any applicable law including without limitation the securities laws of any jurisdictions applicable to Options granted to Optionees under this Plan, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges.

13.	AMENDMENTS OR TERMINATION

13.1	The Board may at any time, subject to the provisions of Section 13.2 below and all applicable law, amend, alter, suspend or terminate the Plan or any of its terms, provided, however, that no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise by the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company. Earlier termination of the Plan prior to the Termination Date shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such earlier termination.

13.2	The Company shall obtain the approval of the Company’s stockholders for any amendment to this Plan and/or the Appendixes (as defined below) thereto if stockholders’ approval is required under any applicable law including without limitation the securities laws of any jurisdiction applicable to Options granted to Optionees under this Plan and/or the Appendixes thereto, or if stockholders’ approval is required by any authority or by any governmental agencies or national securities exchanges.

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14.	GOVERNMENT REGULATIONS

This Plan, the granting and exercise of Options hereunder and the obligation of the Company to sell and deliver Shares under such Options shall be subject to all applicable laws, rules, regulations, approvals and consents of any state having jurisdiction over the Company or the Optionee, including the securities laws of any applicable jurisdiction, and to such approvals by any governmental agencies or national securities exchanges as may be required and the rules of any stock exchange on which the Shares are registered for trade.

15.	CONTINUANCE OF EMPLOYMENT

Neither this Plan nor any Option Agreement with the Optionee shall impose any obligation on the Company or an Affiliated Company to continue any Optionee in its employ or service, and nothing in this Plan or in any Option granted pursuant hereto shall confer upon any Optionee any right to continue in the employ or service of the Company or an Affiliated Company thereof or restrict the right of the Company or an Affiliated Company thereof to terminate such employment or service at any time.

16.	GOVERNING LAW AND JURISDICTION

This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada as applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws.

17.	TAX CONSEQUENCES

Any tax consequences to any Optionee arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliated Companies, or the Optionee) hereunder shall be borne solely by the Optionee. The Company and/or its Affiliated Companies shall withhold taxes according to the requirements of applicable laws, rules, and regulations, including withholding taxes at source. The Company shall have the right to withhold taxes from any compensation paid to the Optionee by the Company or its Affiliated Companies. Furthermore, the Optionee shall agree to indemnify the Company and/or its Affiliated Companies and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to withholding.

The Company shall not be required to release any Share and/or stock certificate representing such Shares to an Optionee until all required tax payments have been fully made.

Notwithstanding any provision of this Plan to the contrary, all Options granted under this Plan are intended to be exempt from or, in the alternative, comply with Section 409A of the United States Internal Revenue Code (the “Code”) and the interpretive guidance thereunder to the extent applicable, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Option shall be treated as a separate payment for purposes of Code Section 409A.

Any adjustments made pursuant to Section 7 to Options that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 7 to Options that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Options either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.

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18.	NON-EXCLUSIVITY OF THE PLAN

The adoption of this Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise then under the Plan, and such arrangements may be either applicable generally or only in specific cases. For the avoidance of doubt, prior grant of options to purchase shares of common stock of the Company to optionees of the Company under their employment agreements, and not in the framework of any previous option plan, shall not be deemed an approved incentive arrangement for the purpose of this section. For the avoidance of doubt, in addition to this Plan and the Option Agreement (or any other applicable contractual terms), the Shares issued hereunder are also subject to the corporate documents of the Company, including, without limitations, its Articles of Incorporation, bylaws, and any other such document (as applicable to the Company).

19.	MULTIPLE AGREEMENTS

The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Board may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

20.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of this Plan may be adjusted with respect to a particular country by means of an addendum to the Plan in the form of an appendix (the “Appendix”), and to the extent that the terms and conditions set forth in the Appendix conflict with any provisions of the Plan, the provisions of the Appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Options issued to Optionees under such Appendix and shall not apply to Options not issued under the terms of such Appendix. The adoption of any such Appendix shall be subject to the approval of the Board and if required the approval of the stockholders of the Company.

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SBTech (Global) Limited	July 20, 2011
The Company	Date

As assumed by DraftKings Inc. on April 23, 2020

15